Exhibit 1(b)















              SOUTHWESTERN PUBLIC SERVICE COMPANY

                     FIRST MORTGAGE BONDS

                 STANDARD PURCHASE PROVISIONS

                           INCLUDING

                  FORM OF PURCHASE AGREEMENT























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              SOUTHWESTERN PUBLIC SERVICE COMPANY
                STANDARD PURCHASE PROVISIONS -
                     FIRST MORTGAGE BONDS
              ------------------------------------


          From time to time, Southwestern Public Service Com-pany, a corporation organized and existing under the laws of the State of New Mexico (the "Company"), may enter into pur-chase agreements that provide for the sale of designated secu-rities to the purchaser or purchasers named therein. The stan-dard provisions set forth herein may be incorporated by refer-ence in any such purchase agreement (the "Purchase Agreement"). The Purchase Agreement, including the provisions incorporated therein by reference, is herein sometimes referred to as "this Agreement." The term "Bonds" shall mean the First Mortgage Bonds of the Company to be sold by the Company pursuant to the applicable Purchase Agreement. Unless otherwise defined herein, terms defined in the Purchase Agreement are used herein as therein defined.

          The Company has filed, in accordance with the provi-sions of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder (collectively called the "Act"), with the Securities and Exchange Commission (the "Commission"), a registration statement on Form S-3 (including a prospectus), relating to shares of Preferred Stock and Unsecured Debt of the Company and the Bonds, which pursuant to Item 12 of Form S-3 incorporates by reference documents which the Company has filed in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively called the "Exchange Act"). Such registration statement has been declared effective by the Commission. Promptly upon the execution of this Agreement, the Company will prepare a prospectus supplement relating to the Bonds (the "Prospectus Supplement"). The Company has furnished to you, for use by the Underwriters (as defined herein) and dealers, copies of one or more preliminary prospectuses and the documents so incorporated therein (each thereof, including the documents so incorporated therein, is herein called the "Preliminary Prospectus"). The terms Registration Statement and Prospectus shall have the meanings ascribed to them in the Purchase Agreement.

          1. Introductory. The Company proposes to issue and sell from time to time Bonds registered under the Registration Statement. The Bonds will be issued pursuant to the Indenture of Mortgage and Deed of Trust, dated August 1, 1946, to Chemi-cal Bank as Trustee (the "Bonds Trustee"), as supplemented and

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                              -2-



amended, including a supplemental indenture pertaining to the particular series of Bonds involved in the offering (the "Mort-gage"), and will have varying designations, interest rates and times of payment of any interest, maturities, redemption provi-sions and other terms, with all such terms for any particular series of the Bonds being determined at the time of the sale and set forth in the Purchase Agreement and the Prospectus Sup-plement relating to such series of Bonds. The Bonds involved in any such offering are hereinafter referred to as the "Pur-chased Bonds," and the firm or firms, as the case may be, which agree to purchase the same are hereinafter referred to as the "Underwriters" of the Purchased Bonds. The terms "you" and "your" refer to those Underwriters who sign the Purchase Agree-ment either on behalf of themselves only or on behalf of them-selves and as representatives of the several Underwriters named in Schedule A thereto, as the case may be. Purchased Bonds to be purchased by Underwriters are herein referred to as "Under-writers' Bonds," and any Purchased Bonds to be purchased pursu-ant to Delayed Delivery Contracts (as defined below) as herein-after provided are herein referred to as "Contract Bonds."

          2. Delivery and Payment. The Company will deliver the Underwriters' Bonds to you for the accounts of the Under-writers at the place specified in the Purchase Agreement, against payment of the purchase price by certified or bank cashier's check in same day or New York Clearing House funds (as agreed to by the parties and specified in the Purchase Agreement) drawn to the order of the Company, at the time set forth in this Agreement or at such other time not later than seven full business days thereafter as you and the Company determine, such time being herein referred to as the "time of purchase." Unless otherwise provided for in the Purchase Agreement, the Underwriters' Bonds so to be delivered will be in definitive fully registered form registered in such autho-rized denominations and in such names as you request in writing not later than 10:00 A.M.,* on the third business day** prior to the time of purchase, or, if no such request is received, in the names of the respective Underwriters in the amounts agreed to be purchased by them pursuant to this Agreement. For the purpose of expediting the checking of the Underwriters' Bonds, the Company agrees to make the Underwriters' Bonds available to
_________________________
*    Times mentioned herein are New York City Time.

** As used herein, "business day" shall mean a day on which the New York Stock Exchange is open for trading.



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                              -3-



you (at the place specified in the Purchase Agreement) in definitive form not later than 10:00 A.M. on the first business day preceding the time of purchase.

          If any Purchase Agreement provides for sales of Pur-chased Bonds pursuant to delayed delivery contracts, the Com-pany authorizes the Underwriters to solicit offers to purchase Contract Bonds pursuant to delayed delivery contracts substan-tially in the form of Schedule I attached hereto (the "Delayed Delivery Contracts") with such changes therein as the Company may approve. Delayed Delivery Contracts are to be with insti-tutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies, and educational and charitable institutions. At the time of pur-chase the Company will pay you as compensation, for the accounts of the Underwriters, the compensation set forth in such Purchase Agreement in respect of the principal amount of Contract Bonds. The Underwriters will not have any responsi-bility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts, the Contract Bonds shall be deducted from the Purchased Bonds to be purchased by the sev-eral Underwriters and the aggregate principal amount of Pur-chased Bonds to be purchased by each Underwriter shall be reduced pro rata in proportion to the principal amount of Pur-chased Bonds set forth opposite each Underwriter's name in such Purchase Agreement, except to the extent that you determine that such reduction shall be otherwise allocated and so advise the Company.

          3. Certain Covenants of the Company. The Company agrees:

          (a)  As soon as possible after the execution
     and delivery of this Agreement to file, or mail for filing, the Prospectus with the Commission pursuant to its Rule 424 under the Act and, if and when required at any time after such execution and delivery, to file amendments to the applications the Company has previously filed with any state regulatory agencies having jurisdiction to govern the Company's issuance of its securities setting forth, among other things, the necessary informa-tion with respect to the price and terms of the Purchased Bonds and the terms of offering of the Purchased Bonds;




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                              -4-



          (b)  To file no amendment or supplement to
     the Registration Statement or Prospectus subse-quent to the execution of this Agreement to which you object in writing;

          (c)  To furnish such proper information as
     may be required and otherwise to cooperate in qualifying the Purchased Bonds for sale under the laws of such jurisdictions as you may designate and in determining their eligibility for invest-ment under the laws of such jurisdictions; pro-vided that the Company shall not be required to qualify as a foreign corporation or to file a gen-eral consent to service of process in any jurisdiction;

          (d)  To the extent not previously furnished
     to you, to furnish to you two signed copies of the Registration Statement, as initially filed with the Commission, of all amendments thereto, and of all documents incorporated by reference therein
     (including all exhibits filed therewith, other than exhibits which have previously been furnished to you), two signed copies of each consent and certificate of independent accountants and of each other person who by his profession gives authority to statements made by him and who is named in the Registration Statement as having prepared, certi-fied or reviewed any part thereof, and to furnish to you sufficient unsigned copies of the foregoing
     (other than exhibits, including consents filed as exhibits, to the Registration Statement) for dis-tribution of a copy to you and to each of the other Underwriters;

          (e)  To deliver to the Underwriters without
     charge in New York City as soon as practicable after the execution and delivery of this Agreement and thereafter from time to time to furnish to the Underwriters, without charge, as many copies of the Prospectus in final form and any documents incorporated by reference therein at or after the date thereof (or as amended or supplemented, if the Company shall have made any amendment or sup-plement after the effective date of the Registra-tion Statement) as you or the respective




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                              -5-



     Underwriters may reasonably request for the pur-poses contemplated by the Act;

          (f)  To advise you promptly (confirming such
     advice in writing) of any official request made by the Commission for amendments to the Registration
     Statement or Prospectus or for additional informa-tion with respect thereto, or of official notice of institution of proceedings for, or the entry of, a stop order suspending the effectiveness of the Registration Statement and, if such order should be entered by the Commission, to make every reasonable effort to obtain the lifting or removal thereof as soon as possible, or of the suspension of qualification of the Purchased Bonds for offer-ing or sale in any jurisdiction or of the initia-tion or threatening of any proceeding for any such purpose;

          (g)  To apply the net proceeds from the sale
     of the Purchased Bonds in the manner set forth in the Prospectus;

          (h)  To furnish to you during a period of
     five years from the time of purchase (i) as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; (ii) from time to time, copies of any reports or other communications which it shall file with the Commission or any governmental agency substituted therefor under the Exchange Act or sent to its stockholders, or holders of the Purchased Bonds, and (iii) such other information as you may from time to time reasonably request regarding the financial condition and operations of the Company;

          (i) To furnish to any other Underwriter cop-ies of such of the financial statements, reports or other information referred to in the foregoing subparagraphs (h)(i) and (ii) as such Underwriter may, from time to time during the period you are entitled to receive them, request;

          (j)  To advise the Underwriters of the hap-
     pening of any event known to the Company within the time during which a prospectus relating to the



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                              -6-



     Purchased Bonds is required to be delivered under the Act which, in the judgment of the Company, would require the making of any change in the Pro-spectus or any amended or supplemented Prospectus or in the information incorporated by reference therein so that as thereafter delivered to pur-chasers such Prospectus will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and on request to pre-pare and furnish to the Underwriters and to deal-ers and other persons designated by you such amendments or supplements (including appropriate filings under the Exchange Act) to the Prospectus as may be necessary to reflect any such change, provided that the Company shall be so obligated only so long as the Company is notified of unsold allotments (failure by the Underwriters to so notify the Company cancels the Company's obliga-tion under this Section 3(j));

          (k)  As soon as practicable, to make gener-
     ally available to its security holders an earnings statement (as contemplated by Rule 158 under the Act) covering a period of twelve months after the effective date of the Registration Statement;

          (l)  To pay the fees and expenses of counsel
     for the Underwriters, and to reimburse the Under-writers for their reasonable out-of-pocket expenses incurred in contemplation of the perfor-mance of this Agreement, in the event that the Underwriters' Bonds are not delivered to and taken up and paid for by the Underwriters hereunder for any reason whatsoever except the failure or refusal of any Underwriter to take up and pay for Underwriters' Bonds for some reason not permitted by the terms of this Agreement, the Underwriters agreeing to pay the fees and expenses of counsel for the Underwriters in any other event;

          (m)  To pay all expenses, fees and taxes
     (other than transfer taxes and fees and disburse-ments of counsel for the Underwriters except as set forth under 3(l) above or (iv) below) in



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     connection with (i) the preparation and filing of
     the Registration Statement, each Preliminary
     Prospectus and the Prospectus, any documents incorporated by reference therein at or after the date thereof and any amendments or supplements thereto, and the printing or reproduction and fur-nishing of copies of each thereof to the Under-writers and to dealers, (ii) the issue, sale and delivery of the Purchased Bonds, (iii) the print-ing or reproduction of this Agreement and the opinions and letters referred to in Section 4(a) hereof, (iv) the qualification of the Purchased
     Bonds for sale and determination of their eligi-bility for investment under state laws as afore-said, including the legal fees and all filing fees and disbursements of counsel for the Underwriters and all other filing fees, and the printing or reproduction and furnishing of copies of the "Blue
     Sky Survey" and the "Legal Investment Survey" to the Underwriters and to dealers, (v) the rating of the Purchased Bonds by national rating agencies and (vi) the performance of the Company's other obligations hereunder;

          (n)  To furnish to you as early as practi-
     cable prior to the time of purchase, but no later than two business days prior thereto, a copy of the latest available unaudited interim consoli-dated financial statements, if any, of the Company which have been read by the Company's independent public accountants as stated in their letters to be furnished pursuant to Section 4(a) of this Agreement;

          (o)  To cause the Mortgage to be duly filed
     for record, appropriate notices of such filing to be recorded, and an appropriate financing state-ment to be filed, wherever necessary or appropri-ate in New Mexico, Oklahoma and Texas prior to the time of purchase of any Bonds; and

          (p)  If a public offering of the Purchased
     Bonds is to be made, not to offer or sell any of its other debt securities which are substantially similar to the Purchased Bonds prior to ten days after the time of purchase without your consent.




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                              -8-



          4. Conditions of Underwriters' Obligations. The several obligations of the Underwriters hereunder are subject to the following conditions:

          (a) That, at the time of purchase, you shall receive the signed opinions of Hinkle, Cox, Eaton, Coffield & Hensley; Cahill Gordon & Reindel;
     Rainey, Ross, Rice & Binns; and Foulston &
     Siefkin, counsel for the Company, and counsel for the Underwriters, substantially in the forms here-tofore furnished to you, addressed to the Under-writers (with reproduced or conformed copies thereof for each of the other Underwriters); and that, at the time of purchase, you shall receive the signed letters of the independent public accountants of the Company, substantially in the form heretofore furnished to you and in substance satisfactory to you addressed to the Underwriters
     (with reproduced or conformed copies thereof for each of the other Underwriters);

          (b) That, at or before 5:30 P.M. on the date hereof, or at such later time and day as you may have from time to time consented to in writing or by telephone, confirmed in writing, the orders of the New Mexico Public Utility Commission and the
     Corporation Commission of Oklahoma, necessary to permit the issue, sale and delivery of the Pur-chased Bonds shall have been issued; at the time of purchase such orders shall be in full force and effect; and prior to such time of purchase no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act by the Commission and at such time of purchase no proceedings therefor shall be pend-ing or threatened;

          (c)  That, at the time the Registration
     Statement became effective, the Registration
     Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that at the time of purchase the Prospectus shall not con-tain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements



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                              -9-



     therein, in the light of the circumstances under which they were made, not misleading, other than any statement contained in, or any matter omitted from, the Registration Statement or the Prospectus in reliance upon, and in conformity with, informa-tion furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use with reference to such Underwriter in the Registration Statement or Prospectus;

          (d) That, subsequent to the respective dates as of which information is given in the Registra-tion Statement and in the Prospectus, at the time the Prospectus is first filed, or mailed for fil-ing, pursuant to Rule 424 under the Act, and prior to the time of purchase, in your opinion no mate-rial adverse change, or any development involving a prospective material adverse change, in the con-dition of the Company, financial or otherwise, shall have taken place (other than as referred to in or contemplated by the Registration Statement and Prospectus as of such time);

          (e)  That the Company shall have performed
     all of its obligations under this Agreement which are to be performed by the terms hereof at or before the time of purchase;

          (f)  That the Company shall, at the time of
     purchase, deliver to you (with reproduced or con-formed copies thereof for each of the other Under-writers) a signed certificate of two of its execu-tive officers stating that, subsequent to the respective dates as of which information is given in the Registration Statement and in the Prospec-tus, at the time the Prospectus is first filed, or mailed for filing, pursuant to Rule 424 under the Act, and prior to the time of purchase, no mate-rial adverse change, or any development involving a prospective material adverse change, in the con-dition of the Company, financial or otherwise, shall have taken place (other than as referred to in or contemplated by the Registration Statement and Prospectus as of such time) and also covering the matters set forth in (c) and (e) of this Sec-tion 4; and




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                             -10-



          (g)  That the Company shall have accepted
     Delayed Delivery Contracts in any case where sales of Contract Bonds arranged by the Underwriters have been approved by the Company.

          5. Termination of Agreement. The obligations of the several Underwriters hereunder shall be subject to termina-tion in your absolute discretion, if, at any time prior to the time of purchase, trading in securities on the New York Stock Exchange shall have been suspended (other than a temporary sus-pension to provide for an orderly market) or minimum prices shall have been established on the New York Stock Exchange, or if a banking moratorium shall have been declared either by the United States or New York State authorities, or if after the execution of this Agreement the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in your judgment, to make it impracti-cable to market the Purchased Bonds.

          If you elect to terminate this Agreement as provided in this Section 5, the Company and each other Underwriter shall be notified promptly in writing or by telephone, confirmed in writing.

          If the sale to the Underwriters of the Underwriters' Bonds, as herein contemplated, is not carried out by the Under-writers for any reason permitted hereunder or if such sale is not carried out because the Company shall be unable to comply with any of the terms thereof, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 3(l), 3(m), 7(b) and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company (except to the extent provided in Sections 8(b) and 9 hereof) or to one another under this Agreement.

          6. Increase in Underwriters' Commitments: If any Underwriter shall default in its obligation to take up and pay for the Purchased Bonds to be purchased by it hereunder and if the principal amount of the Purchased Bonds which all Under-writers so defaulting shall have so failed to take up and pay for does not exceed 10% of the total principal amount of the Purchased Bonds, the non-defaulting Underwriters shall take up and pay for (in addition to the principal amount of the Pur-chased Bonds they are obligated to purchase pursuant to this



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                             -11-



Agreement) the principal amount of the Purchased Bonds agreed to be purchased by all such defaulting Underwriters, as herein provided. Such Purchased Bonds shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Purchased Bonds shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the principal amount of the Purchased Bonds set opposite the names of all such non-defaulting Underwriters in Schedule A to the Purchase Agreement.

          Without relieving any defaulting Underwriter of its obligations hereunder, the Company agrees with the non-default-ing Underwriters that it will not sell any Purchased Bonds hereunder unless all of the Underwriters' Bonds are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

          If a new underwriter or underwriters are substituted by the Underwriters or by the Company for a defaulting Under-writer or Underwriters in accordance with the foregoing provi-sion, the Company or you will have the right to postpone the time of purchase for a period of not exceeding five business days in order that necessary changes in the Registration State-ment and Prospectus and other documents may be effected.

          The term Underwriter as used in this Agreement will refer to and include any underwriter substituted under this
Section 6 with like effect as if such substituted underwriter had originally been named in Schedule A to the Purchase Agreement.

          7. Warranties and Representations of and Indemnity by the Company. (a) The Company warrants and represents that, when the Registration Statement became effective, the Registra-tion Statement complied in all material respects, and, when the Prospectus is first filed, or mailed for filing, pursuant to Rule 424 under the Act, the Prospectus will comply in all mate-rial respects with the provisions of the Act, and that neither will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or neces-sary to make the statements therein not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in, or any matter omit-ted from, the Registration Statement or the Prospectus in



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                             -12-



reliance upon and in conformity with information furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use with reference to the Underwriter in the Registration Statement or Prospectus. The Company also warrants and represents that the documents incorporated by reference in the Prospectus comply in all material respects with the requirements of the Exchange Act and any additional documents deemed to be incorporated by reference in the Pro-spectus will, when they are filed with the Commission, comply in all material respects with the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          (b) The Company agrees to indemnify and hold harm-less each Underwriter, and any person who controls any Under-writer within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim which arises out of or is based upon any alleged untrue statement of a material fact in the Registration Statement, any prospectus contained in the Registration State-ment at the time it became effective or the Prospectus, or any related preliminary prospectus, or arises out of or is based upon any alleged omission to state therein a material fact required to be stated therein or necessary to make the state-ments made therein not misleading. The foregoing shall not cover any such loss, expense, liability or claim, however, which arises out of or is based upon any alleged untrue state-ment of a material fact contained in, and in conformity with information furnished in writing by or on behalf of such Under-writer through you to the Company expressly for use with refer-ence to the Underwriter in, any such documents or arises out of or is based upon any alleged omission to state a material fact in connection with such information required to be stated in any such documents or necessary to make such information not misleading.

          If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter shall promptly notify the Company in writing or by telephone, confirmed in writing, of the institution of such action and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Com-pany in connection with the defense of such action or the Com-pany shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one counsel for all indem-nified parties selected by you shall be borne by the Company. Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent. The Com-pany's indemnity agreement contained in this Section 7(b) and its warranties and representations contained in this Agreement shall remain in full force and effect regardless of any inves-tigation made by or on behalf of any Underwriter or controlling person, and shall survive any termination of this Agreement or the issuance and delivery of the Purchased Bonds. The Company agrees promptly to notify the Underwriters of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the issue and sale of the Purchased Bonds or with such Registration Statement or Prospectus.

          8. Warranties and Representations of and Indemnity by Underwriters. (a) Each Underwriter warrants and represents that the information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with reference to such Underwriter in the Registration State-ment at the time it became effective or the Prospectus, or any related preliminary prospectus does not contain an untrue statement of a material fact and does not omit to state a mate-rial fact in connection with such information required to be stated in the Registration Statement at the time it became effective or the Prospectus, or any related preliminary pro-spectus or necessary to make such information not misleading. Each Underwriter, in addition to other information furnished by such Underwriter or on its behalf through you to the Company in writing expressly for use with reference to such Underwriter in the Registration Statement and Prospectus, hereby furnishes to the Company in writing expressly for use with reference to such Underwriter the statements with respect to the terms of offering of the Purchased Bonds by the Underwriters set forth on the cover page of the Prospectus Supplement and under "Underwriting" therein.

          (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors and its officers from and against any loss, expense, liability or claim which arises out of or is based upon any alleged untrue statement of a material fact contained in, and in conformity with informa-tion furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with reference to such Underwriter in, the Registration Statement, any prospectus contained in the Registration Statement at the time it became effective or the Prospectus, or any related preliminary pro-spectus, or arises out of or is based upon any alleged omission to state a material fact in connection with such information required to be stated in such documents or necessary to make such information not misleading.

          If any action is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Com-pany or such person shall promptly notify such Underwriter in writing or by telephone, confirmed in writing, of the institu-tion of such action and such Underwriter shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Under-writer in connection with the defense of such action or such Underwriter shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses for all indemnified parties of one counsel selected by the Company shall be borne by such Underwriter. Anything in this paragraph to the con-trary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of such Underwriter. The indemnity agreement on the part of each Underwriter contained in this Section 8(b) shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or such per-son, and shall survive any termination of this Agreement or the issuance and delivery of the Purchased Bonds. Each Underwriter agrees promptly to notify the Company of the commencement of any litigation or proceedings against such Underwriter in con-nection with the issue and sale of the Purchased Bonds or with such Registration Statement or Prospectus.

          9. Contribution. If the indemnification provided for in Sections 7(b) or 8(b) above is unavailable in respect of any losses, expenses, liabilities or claims referred to therein, then the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses except to the extent that contribution is not per-mitted under the Act or the Exchange Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Purchased Bonds (taking into account the portion of the proceeds of the offer-ing realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable con-siderations appropriate under the circumstances. The Company and the Underwriters and such controlling persons agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters and such controlling persons were treated as one entity for such purpose). The contribution agreement contained in this Section 9 shall remain in full force and effect regard-less of any investigation made by or on behalf of any Under-writer or the Company or any of its officers or directors or any controlling person and shall survive any termination of this Agreement or the issuance and delivery of the Purchased Bonds.

          10. Notices. All statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent by registered mail to the address furnished in writing for the purpose of such statements, requests, notices and agreements hereunder, and, if to the Company shall be suffi-cient in all respects if delivered or sent by registered mail to the Company at Tyler at Sixth, Amarillo, Texas 79101, Atten-tion: Chairman of the Board.

          11. Construction. This Agreement shall be governed by, and construed in accorance with, the laws of the State of New York.

          The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this agreement.

          12. Parties in Interest. The Agreement herein set forth has been and is made solely for the benefit of the Under-writers and the Company, and the controlling persons, directors and officers referred to in Sections 7, 8 and 9 hereof, and their respective successors, assigns, executors and administra-tors, and no other person shall acquire or have any right under or by virtue of this Agreement. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation (including, without limitation, any pur-chaser of the Purchased Bonds from an Underwriter or any subse-quent holder thereof or any purchaser of any Contract Bonds or any subsequent holder thereof) any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.

          The term "successor" as used in this Agreement shall not include any purchaser, as such purchaser, of any Purchased Bonds from any Underwriter or any subsequent holder thereof or any purchaser, as such purchaser, of any Contract Bonds or any subsequent holder thereof.

          13. Counterparts. This Agreement may be executed in any number of counterparts which, taken together, shall consti-tute one and the same instrument.

                          Schedule I

                   DELAYED DELIVERY CONTRACT


                                    Dated:               , 199



SOUTHWESTERN PUBLIC SERVICE COMPANY
Tyler at Sixth
Amarillo, Texas 79101
Attention:

Dear Sirs:

          The undersigned hereby agrees to purchase from South-western Public Service Company (the "Company"), and the Company agrees to sell to the undersigned,

                     $___________________

principal amount of the Company's [state title of issue] (the "Bonds") offered by the Company's Prospectus dated
             , 199  and a Prospectus Supplement dated
            , 199 , receipt of copies of which is hereby
acknowledged, at a purchase price of     % of the principal
amount thereof plus accrued interest and on the further terms and conditions set forth in this contract.

          The undersigned agrees to purchase such Bonds in the principal amounts and on the delivery dates (the "Delivery
Dates") set forth below:


    Delivery            Principal         Plus Accrued
      Date               Amount          Interest From:
    --------            ---------        --------------


________________    $_______________    ________________


________________    $_______________    ________________


________________    $_______________    ________________


          Payment for the Bonds which the undersigned has agreed to purchase on each Delivery Date shall be made to the

Company or its order by certified or bank cashier's check in _______________________________* funds at the Corporate Trust
Office of               (or at such other place as the under-
signed and the Company shall agree) at 11:00 A.M., New York City Time, on such Delivery Date upon issuance and delivery to the undersigned of the Bonds to be purchased by the undersigned on such Delivery Date in such authorized denominations and, unless otherwise provided herein, registered in such names as the undersigned may designate by written or telegraphic commu-nications addressed to the Company not less than five full business days prior to such Delivery Date.

          The obligation of the Company to sell and deliver, and of the undersigned to take delivery of and make payment for, Bonds on each Delivery Date shall be subject to the condi-tions that (1) the purchase of Bonds to be made by the under-signed shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the undersigned is sub-ject, (2) the sale of the Bonds by the Company pursuant to this contract shall not at the time of delivery be prohibited under the laws of any jurisdiction to which the Company is subject and (3) the Company shall have sold, and delivery shall have taken place, to the Underwriters of such principal amount of the Bonds as is to be sold and delivered to them. In the event that Bonds are not sold to the undersigned because one of the foregoing conditions is not met, the Company shall not be lia-ble to the undersigned for damages arising out of the transac-tions covered by this contract.

          Promptly after completion of the sale and delivery to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by copies of the opinions of counsel for the Company delivered to the Underwriters.

          Failure to take delivery of and make payment for Bonds by any purchaser under any other Delayed Delivery Con-tract shall not relieve the undersigned of its obligations under this contract.

          The undersigned represents and warrants that (a) as of the date of this contract, the undersigned is not prohibited under the laws of the jurisdictions to which the undersigned is subject from purchasing the Bonds hereby agreed to be purchased
_________________________
*    Insert same day or New York Clearing House funds.

and (b) the undersigned does not contemplate selling the Bonds which it has agreed to purchase hereunder prior to the Delivery
Date therefor.

          This contract will inure to the benefit of and be binding upon the parties hereto and their respective succes-sors, but will not be assignable by either party hereto without the written consent of the other. This contract shall be gov-erned by and construed in accordance with the laws of the State of New York. This contract may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          It is understood that the acceptance of any Delayed Delivery Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If the contract is acceptable to the Com-pany, it is requested that the Company sign the form of accep-tance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the under-signed when such counterpart is so signed.

                                   Yours very truly,

                           ____________________________________

                         By____________________________________

                           ____________________________________

                           ____________________________________
                                        Address


Accepted, as of the date first above written


Southwestern Public Service Company


By_________________________________

        PURCHASER -- PLEASE COMPLETE AT TIME OF SIGNING


          The name and telephone and department of the repre-sentative of the Purchaser with whom details of delivery on the Delivery Date may be discussed are as follows:

(Please print.)

                         Telephone No.
Name                  (Including Area Code)       Department

              SOUTHWESTERN PUBLIC SERVICE COMPANY

                      PURCHASE AGREEMENT

                     FIRST MORTGAGE BONDS


                            [Date]



Southwestern Public Service Company
Tyler at Sixth
Amarillo, Texas  79101

Dear Sirs:

          Referring to the First Mortgage Bonds (the "Bonds") of Southwestern Public Service Company (the "Company") covered by registration statement on Form S-3 (No. 33-_____), such reg-istration statement including (i) the prospectus included therein, dated __________, ____, as supplemented by a prospec-tus supplement dated __________, ____ in the form first filed under Rule 424 and any additional prospectus supplements relat-ing to the Bonds filed under Rule 424 (such prospectus as so supplemented, including each document incorporated by reference therein is hereinafter called the "Prospectus") and (ii) all documents filed as part thereof or incorporated by reference therein, is hereinafter called the "Registration Statement" on the basis of the representations, warranties and agreements contained in this Agreement, but subject to the terms and con-ditions herein set forth, the purchaser or purchasers named in Schedule A hereto (the "Underwriters") severally agree to purchase and the Company agrees to sell to each Underwriter the principal amount of the Company's Bonds having the terms described below (the "Purchased Bonds") set forth opposite the name of each Underwriter on Schedule A hereto.

          The price at which the Purchased Bonds shall be pur-chased from the Company by the Underwriters shall be ______% plus accrued interest from _______. The initial public offer-ing price shall be ______% plus accrued interest from _______. The Purchased Bonds will be offered by the Underwriters as set forth in the Prospectus relating to such Purchased Bonds.

          The Purchased Bonds will have the following terms:


          Title of Bonds:          First Mortgage Bonds,
                                        % Series due
                                   -----------------------
          Interest rate:                % per annum
                                   -----------------------
          Interest Payment Dates:  ___________ and __________,
                                   commencing on ____________,
                                   Interest payable on
                                   __________, ____ will accrue
                                   from ________.

          Maturity:                ___________________________

          Redemption Provisions:   ___________________________
                                   ___________________________
                                   ___________________________
                                   ___________________________

          Sinking Fund Provisions: ___________________________
                                   ___________________________
                                   ___________________________
                                   ___________________________

          Other:                   ____________________________
                                   ____________________________
                                   ____________________________
                                   ____________________________


          Payment for the
          Purchased Bonds
          shall be made in
          the following funds:     ____________________________

          The time of purchase
          shall be:                ____________________________

          The place(s) at which
          the Purchased Bonds
          shall be delivered and
          sold shall be:           ____________________________
                                   ____________________________
                                   ____________________________
                                   ____________________________

Delayed
Delivery
Contracts: [authorized]
           [not authorized]

           [Delivery Date           _______________________


           Minimum principal
           amount of Purchased
           Bonds to be sold
           pursuant to any
           Delayed Delivery
           Contract:                _______________________


           Maximum aggregate
           principal amount of
           Purchased Bonds
           to be sold pursuant
           to all Delayed
           Delivery Contracts:      _______________________


           Compensation to
           Underwriters:            _______________________]*



          Notices to the Underwriters shall be sent to the follow-ing address or telecopier number:




          If we are acting as Representative(s) for the several Underwriters named in Schedule A hereto, we represent that we are authorized to act for such several Underwriters in connection with the transactions contemplated in this Agreement, and that, if there are more than one of us, any action under this Agreement taken by any of us will be binding upon all the Underwriters.

          All of the provisions contained in the document enti-tled "Southwestern Public Service Company Standard Purchase

- -------------------------

* Delete bracketed information if delayed delivery contracts are not authorized.

Provisions - First Mortgage Bonds", a copy of which has been previously furnished to us, are hereby incorporated by reference in their entirety and shall be deemed to be a part of this Agree-ment to the same extent as if such provisions had been set forth in full herein.

          If the foregoing is in accordance with your understand-ing of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company and each Underwriter in accordance with its terms.

                              Very truly yours,

                              [Firm Name]

                              By _________________________
                                 Title: __________________

                              [Firm Name]

                              By _________________________
                                 Title: __________________

                                 Acting on behalf of and as
                                 Representative(s) of the
                                 several Underwriters named in
                                 Schedule A hereto.*

The foregoing Purchase
Agreement is hereby confirmed
as of the date first above
written.


SOUTHWESTERN PUBLIC SERVICE COMPANY


By ___________________________
   Title: __________________


_________________________
* To be deleted if the Purchase Agreement is not executed by one or more Underwriters acting as Representative(s) of the Underwriters for purposes of this Agreement.

                           SCHEDULE A


                                                  Principal
Name of Underwriter                                 Amount
- -------------------                               ---------



















Total                                              __________
                                                  $